EX-99.(g)(vi)

AMENDMENT TO MASTER CUSTODY AGREEMENT

This Amendment is dated as of the 3rd day of June, 2019, by and between Each of the Investment Companies Listed on Exhibit A hereto for itself and for Each of its Series listed on Exhibit A hereto (the “Client”), and The Bank of New York Mellon (formerly The Bank of New York) (the “Custodian”).

WHEREAS, the Client and the Custodian have entered into that certain Master Custody Agreement effective as of February 16, 1996, as amended (the “Agreement”); and

WHEREAS, pursuant to Section 14.11 of the Agreement, the Client and the Custodian wish to amend the Agreement as more particularly set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	As specifically amended hereby, the Agreement remains in full force and effect in accordance with its terms.

3.
Each party represents and warrants to the other party that it has full authority to enter into this Amendment to the Agreement upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such party to the Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

EACH OF THE INVESTMENT COMPANIES LISTED ON EXHIBIT A ATTACHED HERETO FOR ITSELF AND FOR EACH OF ITS SERIES LISTED ON EXHIBIT A ATTACHED HERETO	THE BANK OF NEW YORK MELLON
By:	By:
Name: Steven J. Gray	Name:
Title: Vice President and Co-Secretary	Title:

MASTER CUSTODY AGREEMENT

EXHIBIT A
(Effective as of June 3, 2019)

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Alternative Strategies Funds	Delaware Statutory Trust	Franklin Pelagos Commodities Strategy Fund Franklin K2 Alternative Strategies Fund Franklin K2 Global Macro Opportunities Fund Franklin K2 Long Short Credit Fund

Franklin California Tax-Free Income Fund	Delaware Statutory Trust

Franklin California Tax-Free Trust	Delaware Statutory Trust	Franklin California Intermediate-Term Tax-Free Income Fund Franklin California Ultra-Short Tax-Free Income Fund

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Focused Growth Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund

Franklin Federal Tax-Free Income Fund	Delaware Statutory Trust

Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series Franklin Middle Tier Floating Rate Fund Franklin Lower Tier Floating Rate Fund
Franklin ETF Trust	Delaware Statutory Trust	Franklin Liberty Short Duration U.S. Government

Franklin Global Trust	Delaware Statutory Trust	Franklin International Growth Fund Franklin International Small Cap Fund Franklin Emerging Market Debt Opportunities Fund Franklin Global Listed Infrastructure Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Delaware Statutory Trust
Franklin Adjustable U.S. Government Securities Fund
Franklin Managed Income Fund
Franklin Convertible Securities Fund
Franklin Equity Income Fund
Franklin Floating Rate Daily Access Fund
Franklin Low Duration Total Return Fund
Franklin Real Return Fund
Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin U.S. Government Money Fund	Delaware Statutory Trust

Franklin Municipal Securities Trust	Delaware Statutory Trust	Franklin California High Yield Municipal Bond Fund Franklin Tennessee Municipal Bond Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Mutual Series Funds	Delaware Statutory Trust
Franklin Mutual Beacon Fund
Franklin Mutual European Fund
Franklin Mutual Financial Services Fund
Franklin Mutual Global Discovery Fund
Franklin Mutual International Fund
Franklin Mutual Quest Fund
Franklin Mutual Shares Fund

Franklin New York Tax-Free Income Fund	Delaware Statutory Trust

Franklin New York Tax-Free Trust	Delaware Statutory Trust	Franklin New York Intermediate-Term Tax-Free Income Fund

Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust
Franklin Biotechnology Discovery Fund
Franklin Flexible Alpha Bond Fund
Franklin Select U.S. Equity Fund
Franklin Growth Opportunities Fund
Franklin Natural Resources Fund
Franklin Small Cap Growth Fund
Franklin Small-Mid Cap Growth Fund
Franklin Strategic Income Fund
Franklin Templeton SMACS: Series I
Franklin Templeton SMACS: Series CH
Franklin Templeton SMACS: Series H
Franklin Templeton SMACS: Series E

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Tax-Free Trust	Delaware Statutory Trust
Franklin Alabama Tax-Free Income Fund
Franklin Arizona Tax-Free Income Fund
Franklin Colorado Tax-Free Income Fund
Franklin Connecticut Tax-Free Income Fund
Franklin Federal Intermediate-Term Tax-Free
 Income Fund
Franklin Federal Limited-Term Tax-Free Income Fund
Franklin Florida Tax-Free Income Fund
Franklin Georgia Tax-Free Income Fund
Franklin High Yield Tax-Free Income Fund
Franklin Kentucky Tax-Free Income Fund
Franklin Louisiana Tax-Free Income Fund
Franklin Maryland Tax-Free Income Fund
Franklin Massachusetts Tax-Free Income Fund
Franklin Michigan Tax-Free Income Fund
Franklin Minnesota Tax-Free Income Fund
Franklin Missouri Tax-Free Income Fund
Franklin New Jersey Tax-Free Income Fund
Franklin North Carolina Tax-Free Income Fund
Franklin Ohio Tax-Free Income Fund
Franklin Oregon Tax-Free Income Fund
Franklin Pennsylvania Tax-Free Income Fund
Franklin Virginia Tax-Free Income Fund

Franklin Fund Allocator Series	Delaware Statutory Trust
Franklin Conservative Allocation Fund
Franklin Corefolio Allocation Fund
Franklin Founding Funds Allocation Fund
Franklin Growth Allocation Fund
Franklin Moderate Allocation Fund
Franklin Lifesmart Retirement Income Fund

Franklin Lifesmart 2020 Retirement Target Fund
Franklin Lifesmart 2025 Retirement Target Fund
Franklin Lifesmart 2030 Retirement Target Fund
Franklin Lifesmart 2035 Retirement Target Fund
Franklin Lifesmart 2040 Retirement Target Fund
Franklin Lifesmart 2045 Retirement Target Fund
Franklin Lifesmart 2050 Retirement Target Fund
Franklin Lifesmart 2055 Retirement Target Fund
Franklin Payout 2019 Fund
Franklin Payout 2020 Fund
Franklin Payout 2021 Fund
Franklin Payout 2022 Fund
Franklin NextStep Conservative Fund
Franklin NextStep Moderate Fund
Franklin NextStep Growth Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund

Franklin Templeton Money Fund Trust	Delaware Statutory Trust	Franklin Templeton U.S. Government Money Fund
Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust
Franklin Flex Cap Growth VIP Fund
Franklin Global Real Estate VIP Fund
Franklin Growth and Income VIP Fund
Franklin Income VIP Fund
Franklin Large Cap Growth VIP Fund
Franklin VolSmart Allocation VIP Fund
Franklin Rising Dividends VIP Fund
Franklin Small-Mid Cap Growth VIP Fund
Franklin Small Cap Value VIP Fund
Franklin Strategic Income VIP Fund
Franklin Allocation VIP Fund
Franklin U.S. Government Securities VIP Fund

Franklin Mutual Global Discovery VIP Fund

Franklin Mutual Shares VIP Fund Templeton Global Bond VIP Fund

Franklin Value Investors Trust	Delaware Statutory Trust	Franklin Mutual U.S. Value Fund Franklin MicroCap Value Fund Franklin Small Cap Value Fund
Institutional Fiduciary Trust	Delaware Statutory Trust	Money Market Portfolio
The Money Market Portfolios	Delaware Statutory Trust	The U.S. Government Money Market Portfolio
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Dynamic Equity Fund Templeton Global Balance Fund (formerly Templeton Income Fund)
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund
CLOSED END FUNDS:
Franklin Limited Duration Income Trust	Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust